                                                                    EXHIBIT 99.3


                  LETTER OF TRANSMITTAL AND FORM OF ELECTION

           TO ACCOMPANY CERTIFICATES WHICH REPRESENT COMMON STOCK OF

                        BUFFALO VALLEY TELEPHONE COMPANY

          PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS ON THE REVERSE SIDE

   TO MAKE A VALID ELECTION, THIS LETTER (AND ALL OTHER REQUIRED DOCUMENTS)
                 MUST BE RECEIVED BY THE EXCHANGE AGENT BEFORE
                5:00 P.M., NEW YORK TIME, ON ____________, 1996

                          CONESTOGA ENTERPRISES, INC.
                               AS EXCHANGE AGENT

                      By Mail, Hand or Overnight Courier:

                 Conestoga Enterprises, Inc., as Exchange Agent
                             202 East First Street
                           Birdsboro, PA  19508-9989

For additional information, contact ____________________, at ______________.

          DELIVERY OF THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION IS COMPLETED.

           DESCRIPTION OF SHARES TO WHICH THIS LETTER OF TRANSMITTAL
                         AND FORM OF ELECTION RELATES

NAME AND ADDRESS OF REGISTERED OWNER(S)          CERTIFICATE
(PLEASE FILL IN, IF BLANK, EXACTLY AS      NUMBERS (IF KNOWN) (ATTACH        NUMBER OF
NAME APPEARS ON CERTIFICATE(S))             SEPARATE LIST IF NEEDED)          SHARES
- -----------------------------------------------------------------------------------------
                                           --------------------------       -------------
                                           --------------------------       -------------
                                           --------------------------       -------------
                                           --------------------------       -------------
                                                    Total
- ------------------------------------------------------------------------------------------
                                           For ease of identification please provide
                                           your Social Security or Taxpayer Identification
                                           Number here.  You must also provide such number
- -----------------------------------------  on the Form W-9 on page 5.
Social Security or Tax Identification No.

[ ] Check here if you cannot locate your Certificate(s) and require assistance in replacing them. Upon receipt of this notification, the Exchange Agent will contact you directly with replacement instructions.

     TO MAKE A VALID ELECTION, THE COMPLETED LETTER OF TRANSMITTAL AND FORM OF ELECTION, TOGETHER WITH CERTIFICATES AND ANY OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK TIME, ON ___________, 1996 (THE "ELECTION DEADLINE").

     AN ELECTION MADE IN ACCORDANCE HEREWITH MAY BE CHANGED OR REVOKED ONLY BY WRITTEN NOTICE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, INCLUDING, IN THE CASE OF A CHANGE, A PROPERLY COMPLETED REVISED ELECTION FORM. ANY CERTIFICATES WHICH WERE SUBMITTED IN CONNECTION WITH AN ELECTION SHALL BE RETURNED TO THE HOLDER THEREOF IN THE EVENT SUCH ELECTION IS REVOKED AS AFORESAID AND SUCH HOLDER REQUESTS IN WRITING THE RETURN OF SUCH CERTIFICATES.

     THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION MAY BE SUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE, BUT SHALL ONLY CONSTITUTE A VALID ELECTION IF THE SHARES TO WHICH THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION RELATES CONTINUE TO BE HELD AS OF THE ELECTION DEADLINE BY THE PERSON THAT SUBMITTED THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION.

Ladies and Gentlemen:

     This Letter of Transmittal and Form of Election is delivered in connection with the acquisition (the "Acquisition") of Buffalo Valley Telephone Company, a Pennsylvania corporation ("BVT") by Conestoga Enterprises, Inc., a Pennsylvania corporation ("CEI") in accordance with the Agreement and Plan of Merger dated as of October 18, 1995, (the "Merger Agreement"). The Acquisition occurred on ________, 1996.

     Pursuant to the Merger Agreement, Holders of shares of common stock of BVT, no par value (the "BVT Common Stock") are entitled to receive, at their election, in exchange for each share of BVT Common Stock, without par value (the "BVT Common Stock"), either:

          (i)  cash in the amount of $65 (the "Cash Merger Consideration"),

          (ii) one share of CEI's $3.42 Series A Convertible Preferred Stock, par value $65 per share ("CEI Series A Preferred Shares") (the "Preferred Stock Merger Consideration"), or

          (iii) [2.4] shares of CEI Common Stock, par value $5.00 per share (the "Common Stock Merger Consideration").

     This Letter of Transmittal and Form of Election is submitted in order to indicate any preference of the Holder of the shares of BVT Common Stock identified above (the "Shares"), with respect to the form of consideration to be received in the Acquisition in exchange for such Shares.

     I understand that, as provided in the Merger Agreement and as described further under "Description of Election and Allocation Procedures" and in the accompanying instructions, elections with respect to the Cash Merger Consideration indicated herein will be subject to allocation procedures such that the number of shares of BVT Common Stock which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding shares of BVT Common Stock (the "Cash Percentage"). The Cash Percentage, as determined by CEI following completion of the election period, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-free exchange for federal income tax purposes. Cash elections by holders of BVT Common Stock in excess of the Stock Percentage will receive the Preferred Stock Merger Consideration.

     The elections of the undersigned set forth herein shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of the undersigned.

                        MARKET VALUE OF CEI COMMON STOCK

          In accordance with the Merger Agreement, the Common Stock Merger Consideration has been determined to be [2.4] shares of CEI Common Stock for each share of BVT Common Stock. As of ______________, 1996, one share of CEI Common Stock had a "Market Value" (as defined below) of $_____; 2.4 shares of CEI Common Stock had a "Market Value," therefore, of $__________. BVT shareholders are advised to obtain current market quotations for CEI Common Stock.

                    CONVERSION PRICE OF CEI PREFERRED STOCK

          In accordance with the Merger Agreement, it has been determined that the CEI Series A Preferred Shares will be convertible into shares of CEI Common Stock at a conversion price equal to 125% of the Market Value of a share of CEI Common Stock as of the Acquisition date, or $_____, subject to adjustment in the future under certain circumstances.

               UPDATED SELECTED HISTORICAL FINANCIAL DATA OF CEI

          The following table presents selected historical financial data for CEI for the periods indicated, including the recently completed three month period ended March 31, 1996. This information should be read in conjunction with the consolidated financial statements and notes thereto of CEI incorporated by reference in the Joint Proxy Statement/Prospectus referred to below.

                                  At or For the Three
                                     Months Ended
                                       March 31,          At or For the Year Ended December 31,
                                  -------------------  -------------------------------------------
                                    1996       1995     1995     1994     1993     1992     1991
                                  ---------  --------  -------  -------  -------  -------  -------
                                               (in thousands, except per share data)
Operating revenues..............                       $30,869  $29,828  $28,360  $27,234  $25,270
Net income......................                         6,531    6,294    6,136    6,373    5,317
Net income per common share(1)..                          1.70     1.64     1.60     1.66     1.38
Dividends per common share(1)...                          1.20     1.11     1.10     1.09     1.05
Total assets....................                        58,595   55,799   53,232   52,041   51,550
Long-term debt, net of current
   maturities...................                         4,645    5,035    5,425    5,815    6,515
Net book value per common
   share(1).....................                         10.94    10.38     9.80     9.30     8.72
- ----------------------

(1) Per share data has been adjusted to reflect a 5% stock dividend paid to CEI shareholders of record as of January 31, 1995.





                          ----------------------------

     THE JOINT PROXY STATEMENT/PROSPECTUS DATED ___________, 1996 CONTAINS A DESCRIPTION OF THE MERGER AGREEMENT AND THE ELECTION AND ALLOCATION PROCEDURES RELATING TO THE ACQUISITION, AS WELL AS DETAILED INFORMATION REGARDING BVT AND CEI. CEI WILL FURNISH COPIES OF SUCH JOINT PROXY STATEMENT/PROSPECTUS UPON REQUEST.

     I hereby make the following elections as to the form of consideration to be issued with respect to the Shares (See "Description of Election and Allocation Procedures" and Instruction 1):

       CASH ELECTION TOTAL NO. OF SHARES:
       (REQUIRED FOR VALID ELECTION)      -------------------------

             Number of Cash                          Date of Acquisition
        Election Shares (Optional)               (Optional-See Instruction 1)
- --------------------------------------       ----------------------------------
(a)
- --------------------------------------       ----------------------------------
(b)
- --------------------------------------       ----------------------------------
(c)
- --------------------------------------       ----------------------------------
       COMMON STOCK ELECTION TOTAL NO. OF SHARES:
                    (REQUIRED FOR VALID ELECTION) -----------------------------
- -----------------------------------------------------------------------------


    PREFERRED STOCK ELECTION TOTAL NO. OF SHARES:
                    (REQUIRED FOR VALID ELECTION) -----------------------------


     I, being the registered Holder(s) of the Shares, or the transferee or assignee of such registered Holder(s) (See Instruction 5), hereby surrender the Share Certificates in exchange for the Common Stock Merger Consideration (and cash in lieu of fractional shares), the Preferred Stock Merger Consideration and/or the Cash Merger Consideration. Please issue certificates representing shares of CEI Common Stock, CEI Preferred Stock, a check, or a combination thereof, in the name and to the address indicated above, unless I have otherwise instructed under Special Issuance Instruction or Special Delivery Instruction below.

     The delivery and surrender of the Share Certificates is not effective and the risk of loss of the Share Certificates does not pass to the Exchange Agent until receipt by the Exchange Agent of this Letter of Transmittal and Form of Election, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Exchange Agent, the Share Certificates, and all other required documents. All questions as to validity, form and eligibility of any surrender of Share Certificates shall be determined by the Exchange Agent.

     Because of the timing of the stockholder election procedures, it is anticipated that payment of the Cash Merger Consideration, the Preferred Stock Merger Consideration and the Common Stock Merger Consideration (and cash in lieu of fractional shares) will be made approximately ___ working days after the Election Deadline. Funds estimated to be sufficient to make payment with respect to the Cash Merger Consideration will be made available by CEI on or prior to the anticipated payment date.

                               PLEASE SIGN HERE

                   ALL HOLDERS OF THE SHARES MUST SIGN BELOW

Important - Please endorse the certificates ONLY if (i) the new certificates and the check for any fractional interest and/or (ii) the check are to be issued in a different name, as provided by Instruction 7 below. SIGN IN THE SPACE PROVIDED BELOW IN ANY CASE. The undersigned represents that he or she has read and agrees to all of the terms and conditions set forth herein.

- --------------------------------------------------------------------------------
                  Area Code and Home/Office Telephone Number

                                  SIGN BELOW

X
- --------------------------------------------------------------------------------
 Signature                                                              Date

X
- --------------------------------------------------------------------------------
 Signature                                                              Date

X
- --------------------------------------------------------------------------------
 Signature                                                              Date

     Please sign EXACTLY as your name(s) appear(s) on the surrendered BVT Common Stock certificates. Each joint owner must sign. If you are signing for someone else, you must send documentation with this form certifying your authority to sign.
- --------------------------------------------------------------------------------

         PLEASE ALSO COMPLETE THE SUBSTITUTE FORM W-9 ON THE NEXT PAGE
   For additional guidance, see the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "Guidelines") which are enclosed at the end of this Letter of Transmittal and Form of Election.



                  SPECIAL ISSUANCE INSTRUCTIONS                                     SPECIAL DELIVERY INSTRUCTIONS
     To be completed ONLY if (i) certificate for CEI Common        To be completed ONLY if (i) certificate for CEI Common Stock
      Stock (and the check for any fractional interest) and/or     (and the check for any fractional interest), (ii) certificate
      (ii) the check for cash payment are to be issued in a name   for CEI Preferred Stock, and/or (ii) the check for cash
      other than the name of the registered Holder(s) of the       payment are to be mailed to someone other than the registered
      surrendered certificates (see Instruction 7).                owner(s) or to an address other than the address of record indicated on this form (see Instruction 7).
     Issue certificate (and any fractional interest check)         Mail certificate (and any fractional interest check) and/or
      and/or check to:                                             check to:

Name_________________________________________________              Name__________________________________________________
                   (Please Print)                                                        (Please Print)
_____________________________________________________              _______________________________________________________

Address_______________________________________________             Address________________________________________________

_____________________________________________________              _______________________________________________________
                 (Include Zip Code)                                                     (Include Zip Code)

_____________________________________________________
(Tax Identification or Social Security No.)

     (Note: If this box is completed, endorsement on surrendered certificate(s) or signature(s) on the accompanying instrument of transfer MUST BE GUARANTEED in the usual form by an Eligible Guarantor Institution. See
Instruction 7.)  PLEASE ALSO COMPLETE THE SUBSTITUTE FORM
W-9 ON THE NEXT PAGE.

     STOCKHOLDERS MUST COMPLETE THE FOLLOWING SUBSTITUTE FORM W-9 IF THEY DO NOT WISH TO BE SUBJECT TO WITHHOLDING WITH RESPECT TO PAYMENTS MADE IN CONNECTION WITH THE ACQUISITION. SEE INSTRUCTION 9. FOR ADDITIONAL GUIDANCE, PLEASE REVIEW THE "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" WHICH ARE ENCLOSED AT THE END OF THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION.


                                                        SUBSTITUTE FORM W-9
                                                        (SEE INSTRUCTION 9)
                                        PAYER'S NAME: ____________________________________

   SUBSTITUTE FORM W-9                             PART 1:  TAXPAYER IDENTIFICATION NUMBER-FOR ALL ACCOUNTS

DEPARTMENT OF THE TREASURY                           Enter taxpayer identification number in the
INTERNAL REVENUE SERVICE                             appropriate box.  For most individuals, this
                                                     is your social security number.  If you do not
                                                     have a number, see How to Obtain a TIN in the
                                                     enclosed Guidelines.                               SOCIAL SECURITY NUMBER


PAYER'S REQUEST FOR TAXPAYER                                                                                        OR
  IDENTIFICATION NUMBER

                                                     NOTE:  If the account is in more than one        EMPLOYER IDENTIFICATION NUMBER
                                                     name, see the chart in the enclosed Guidelines
                                                     on which number to give the payer.

PART 2: FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (SEE ENCLOSED GUIDELINES)

CERTIFICATION-Under penalties of perjury, I certify that:
   (1)  The number shown on this form is my correct taxpayer identification number, or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
        Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I have not provided a taxpayer identification number, 31% of all reportable payments made to me will be withheld until I provide a number.

  (2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

  (3)  Any information provided on this form is true, correct and complete.

CERTIFICATION INSTRUCTIONS-You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
                                                                                                      PART 3 - CHECK THE BOX IF YOU
SIGNATURE___________________________________         DATE__________________________                   ARE AWAITING A TIN  [ ]

               DESCRIPTION OF ELECTION AND ALLOCATION PROCEDURES:

  In connection with the acquisition (the "Acquisition") of Buffalo Valley Telephone Company ("BVT") by Conestoga Enterprises, Inc. ("CEI"), BVT stockholders may indicate their preference to receive the Cash Merger Consideration, the Preferred Stock Merger Consideration or the Common Stock Merger Consideration, as described below. BVT and CEI have set 5:00 p.m. New York time, _________, 1995 as the deadline for stockholders to make such elections (the "Election Deadline").

DEFINITIONS APPLICABLE TO MERGER CONSIDERATION

  "Cash Merger Consideration" means cash in the amount of $65.00 per share for each share of BVT Common Stock as to which such Cash Merger Consideration is to be paid in accordance with the provisions set forth below.

  "Market Value" means the sum of the average of the last reported bid and ask prices of a share of CEI Common Stock as quoted by CEI's four principal market makers on the NASDAQ Small Cap Market for each of the last 10 trading days immediately preceding the fourth business day prior to ___________, 1996, the date on which the Acquisition became effective (the "Effective Date").

  "Common Stock Merger Consideration" means certificates representing 2.4 shares of CEI Common Stock for each share of BVT Common Stock as to which such Common Stock Merger Consideration is to be paid in accordance with the provisions set forth below. As of _________, 1996, 2.4 shares of CEI Common Stock had a "Market Value" of $_____. THE AMOUNT OF COMMON STOCK MERGER CONSIDERATION IS FIXED AND WILL NOT BE ADJUSTED FOR FLUCTUATIONS IN THE MARKET PRICE OF CEI COMMON STOCK SUBSEQUENT TO THE EFFECTIVE DATE OF THE ACQUISITION. STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR CEI COMMON STOCK.

  "Preferred Stock Merger Consideration" means a certificate representing one share of CEI's $3.42 Series A Convertible Preferred Stock, par value $65 per share ("CEI Series A Preferred Shares") for each share of BVT Common Stock as to which such Preferred Stock Merger Consideration is to be paid in accordance with the provisions set forth below. In accordance with the Merger Agreement, the CEI Series A Preferred Shares will be convertible into CEI Common Stock at a conversion price of 125% of the Market Value of a share of CEI Common Stock as of the Effective Date, or $______, subject to adjustment in the future under certain circumstances.

OTHER DEFINITIONS

  "Aggregate Shares" means the aggregate number of shares of BVT Common Stock outstanding on the Effective Date, including Dissenters' Shares (defined below).

  "Dissenters Shares" means the shares of BVT Common Stock the holders of which are exercising dissenters rights pursuant to the Pennsylvania Business Corporation Law.

  "Cash Percentage" means the maximum permissible percentage of the Aggregate Shares (defined above) for which Cash Merger Consideration may be issued. The Cash Percentage shall be selected by CEI, in its sole discretion, and CEI shall give BVT written notice of such election within five business days following the Election Deadline. The Cash Percentage shall be 50% or, if lower, the maximum possible percentage which would permit the Merger to qualify as a tax-free exchange for federal income tax purposes.

PROCEDURES

     1. Subject to and in accordance with the allocation and election procedures set forth herein, each record holder of shares of BVT Common Stock (the "Holders") shall, prior to the Election Deadline specify (a) the number of whole shares of BVT Common Stock held by such Holder as to which such Holder shall desire to receive the Cash Merger Consideration, (b) the number of whole shares of BVT Common Stock held by such Holder as to which such Holder shall desire to receive the Preferred Stock Merger Consideration, and (c) the number of whole shares of BVT Common Stock held by such Holder as to which such Holder shall desire to receive the Common Stock Merger Consideration.

     2. An election as described in clause (a) of Paragraph 1 is herein referred to as a "Cash Election," and shares of BVT Common Stock as to which a Cash Election has been made are herein referred to as "Cash Election Shares."
An election as described in clause (b) of Paragraph 1 is herein referred to as a "Preferred Stock Election," and shares as to which a Preferred Stock Election has been made are herein referred to as "Preferred Stock Election Shares." An election as described in clause (c) of Paragraph 1 is herein referred to as a "Common Stock Election," and shares as to which a Common Stock Election has been made are herein referred to as "Common Stock Election Shares." A failure to indicate a preference in accordance herewith is herein referred to as a "Non-Election," and shares as to which there is a Non-Election are herein referred to as "Non-Electing Shares."

     3. Any record holder of BVT Common Stock who is holding shares for a beneficial owner, or as a nominee for one or more beneficial owners, may submit an Election Form for purposes of making elections and containing instructions with respect thereto on behalf of any such beneficial owners. Any beneficial owner of BVT Common Stock on whose behalf a record owner of BVT Common Stock has submitted an Election Form in accordance with this paragraph 3 will be considered a separate Holder of BVT Common Stock for purposes of these election and allocation procedures.

     4. All Preferred Stock Election Shares shall receive Preferred Stock Merger Consideration (and cash in lieu of fractional shares).

     5. All Common Stock Election Shares shall receive Common Stock Merger Consideration (and cash in lieu of fractional shares).

     6. All Non-Election Shares shall receive Common Stock Merger Consideration (and cash in lieu of fractional shares).

     7. Elections by BVT shareholders to receive Cash Merger Consideration will be subject to allocation procedures such that the number of shares of BVT Common Stock which will be converted into Cash Merger Consideration will not exceed a specified percentage of all outstanding shares of BVT Common Stock (the "Cash Percentage"). The Cash Percentage, as determined by CEI, will be 50% or, if lower, the maximum percentage that would permit the Merger to qualify as a tax-
free exchange for federal income tax purposes.   To the extent that cash
elections are not satisfied, BVT shareholders will receive Preferred Stock Merger Consideration.

     8. Payment of the Cash Merger Consideration shall be allocated to Holders making Cash Elections such that the number of the Aggregate Shares as to which cash is paid shall not exceed the Cash Percentage times the number of Aggregate Shares. To the extent Cash Election Shares are not permitted to receive cash, such shares will receive Preferred Stock Merger Consideration, as follows:

     If the number of Cash Election Shares plus the number of Dissenters' Shares is more than the Cash Percentage, (i) the Cash Election Shares of each Holder shall be reduced pro rata by multiplying the number of Cash Election Shares of such Holder by a fraction, the numerator of which is the number of shares of BVT Common Stock equal to (x) the Cash Percentage times (y) the Aggregate Shares minus the aggregate number of Dissenters' Shares and the denominator of which is the aggregate number of Cash Election Shares, and (ii) the shares of such Holder representing the difference between such Holder's initial Cash Election and such Holder's reduced Cash Election pursuant to clause (i) shall be converted into and be deemed to be Preferred Stock Election Shares.

     NOTE: ALL CASH ELECTIONS WILL BE SUBJECT TO ADJUSTMENT PURSUANT TO THE FOREGOING PROVISIONS. THE PRECISE AMOUNT OF CASH MERGER CONSIDERATION TO BE RECEIVED BY A HOLDER WILL BE INFLUENCED BY THE NUMBER OF OTHER HOLDERS OF BVT COMMON STOCK WHO MAKE CASH ELECTIONS AS WELL AS THE CASH PERCENTAGE SELECTED BY CEI AFTER THE ELECTION DEADLINE.

                                 INSTRUCTIONS

               FOR SURRENDERING CERTIFICATES WHICH REPRESENT BVT
     COMMON STOCK IN EXCHANGE FOR EITHER (I) A CERTIFICATE REPRESENTING CEI COMMON STOCK AND ANY CASH FOR FRACTIONAL INTERESTS, (II) A CERTIFICATE
  REPRESENTING CEI SERIES A PREFERRED STOCK, (III) CASH OR (IV) A COMBINATION
                                    THEREOF

1.   ELECTIONS

     In order to make a valid Cash Election, Common Stock Election or Preferred Stock Election with respect to shares of BVT Common Stock the accompanying Letter of Transmittal and Form of Election must be completed and executed by the appropriate Holder of shares of BVT Common Stock, and the Letter of Transmittal and Form of Election must be received, together with the Share Certificates in acceptable form by the Exchange Agent before 5:00 p.m., New York time, __________, 1996. (the "Election Deadline").

     A single Letter of Transmittal and Form of Election may be used for all Certificates held in exactly the same name. For Certificates held in different names, a separate Letter of Transmittal and Form of Election must be used for each name.

     Cash Election: To make a valid election you MUST indicate the total number of Shares as to which a Cash Election is being made in the upper right hand corner of the Cash Election box. If desired, you may also (but are not required to) list Shares as to which a Cash Election is being made in the spaces provided (in spaces (a), (b) and (c)) in order of priority (i.e. those to be converted last into Stock Election Shares in the event of a required adjustment as discussed above should be listed first), identified by the date of purchase of such Shares.

     FOR CASH ELECTIONS, LISTING THE SHARES IN ORDER OF PRIORITY AND IDENTIFYING THE DATE OF PURCHASE OF SHARES IS OPTIONAL; a failure to do so will not result in an invalid election. Provision of such information, however, may be important in connection with your calculation of federal or state taxes in connection with the Acquisition. Stockholders should consult with their personal tax advisor with respect to tax issues in connection with the Acquisition. If you do list Shares in order of priority, be sure to retain a copy of this Letter of Transmittal and Election Form for your tax records.

     Common Stock Election: To make a valid election you MUST indicate the total number of Shares as to which a Common Stock Election is being made in the upper right hand corner of the Common Stock Election box.

     Preferred Stock Election: To make a valid election you MUST indicate the total number of Shares as to which a Preferred Stock Election is being made in the upper right hand corner of the Preferred Stock Election box.

     FAILURE TO INDICATE THE TOTAL NUMBER OF SHARES AS TO WHICH A CASH ELECTION, PREFERRED STOCK ELECTION OR COMMON STOCK ELECTION IS BEING MADE IN THE REQUIRED BOX OR FAILURE TO SUBMIT THE CERTIFICATES WITH RESPECT THERETO WILL RESULT IN YOUR ELECTION BEING INVALID, AND SUCH SHARES WILL BE TREATED AS NON-ELECTING SHARES.

2.   DELIVERY

     In order to make a valid election:

         (A) this Letter of Transmittal and Form of Election must be properly completed, dated, and signed, and must be received by the Exchange Agent, together with any other documents required by the Letter of Transmittal and Form of Election in form satisfactory to Exchange Agent (including, if applicable, any required signature guarantees) at one of the addresses set forth on the face of the Letter of Transmittal and Form of Election by the Election Deadline of 5:00 p.m. New York time, on _________, 1996; and

         (B) the Share Certificates for the Shares to which this Letter of Transmittal and Form of Election relates must be delivered with the Letter of Transmittal and Form of Election and received by the Exchange Agent at one of such addresses prior to the Election Deadline.

     If Share Certificates are forwarded separately to the Exchange Agent, the Letter of Transmittal and Form of Election (or a facsimile thereof) properly completed and duly executed must accompany each such delivery.

     THE METHOD OF DELIVERY OF SHARES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE HOLDER AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF SHARE CERTIFICATES ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     STOCKHOLDERS WHOSE PROPERLY COMPLETED LETTERS OF TRANSMITTAL AND FORMS OF ELECTION ARE NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE, OR WHOSE SHARES ARE NOT RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE ELECTION DEADLINE WILL BE CONSIDERED TO HAVE MADE NO ELECTION WITH RESPECT TO THEIR SHARES.

3.   REVOCATION AND CHANGES

     This Letter of Transmittal and Form of Election may be revoked or changed by the person submitting it at or prior to the Election Deadline by (i) submitting a new Letter of Transmittal and Form of Election or (ii) revoking the election indicated on this Letter of Transmittal and Form of Election by written notice to the Exchange Agent. Additional blank copies of the Letter of Transmittal and Form of Election can be obtained upon request from the Exchange Agent at any of the addresses set forth on the face of this Letter of Transmittal and Form of Election. In the event this Letter of Transmittal and Form of Election is revoked prior to the Election Deadline and no election is made, the shares of BVT Common Stock represented hereby will become shares for which no election is made.

     THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION MAY BE SUBMITTED AT ANY TIME PRIOR TO THE ELECTION DEADLINE, BUT SHALL ONLY CONSTITUTE A VALID ELECTION IF THE SHARES TO WHICH THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION RELATES CONTINUE TO BE OWNED AS OF THE ELECTION DEADLINE BY THE PERSON THAT SUBMITTED THIS LETTER TO TRANSMITTAL AND FORM OF ELECTION.

4.   INADEQUATE SPACE

     If there is insufficient space on this Letter of Transmittal and Form of Election to list all your share certificates being submitted to the Exchange Agent, please attach a separate list.

5.   SIGNATURES

     THE SIGNATURE (OR SIGNATURES, IN THE CASE OF CERTIFICATES OWNED BY TWO OR MORE JOINT HOLDERS) ON THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION SHOULD CORRESPOND EXACTLY WITH THE NAME AS WRITTEN ON THE FACE OF THE SHARE CERTIFICATE(S) TRANSMITTED UNLESS THE SHARES DESCRIBED ON THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION HAVE BEEN ASSIGNED BY THE REGISTERED HOLDER OR HOLDERS. IN THAT CASE, THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION SHOULD BE SIGNED IN EXACTLY THE SAME FORM AS THE NAME OF THE LAST TRANSFEREE INDICATED ON THE TRANSFERS ATTACHED TO OR ENDORSED ON THE CERTIFICATE(S). ANY ELECTION SUBMITTED BY THE TRANSFEROR SHALL BE INVALID.

     If this Letter of Transmittal and Form of Election is signed by a trustee, executor, administrator, guardian, officer of a corporation, partner of a partnership, or attorney-in-fact, or by a person acting in any other representative or fiduciary capacity, the person signing must give his or her full title, and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal and Form of Election. If additional documents are required by the Exchange Agent, you will be so advised.

     If any Holder's Shares are registered in different ways on different stock certificates, it will be necessary for the Holders to complete, sign, and submit as many separate Letters of Transmittal and Forms of Election as there are different registrations.

6.   CERTIFICATE FOR CEI COMMON STOCK OR CEI PREFERRED STOCK IN SAME NAME

     If the certificate representing CEI Common Stock or CEI Preferred Stock is to be registered in exactly the same name that appears on the certificate(s) that represented BVT Common Stock being submitted herewith, you are not required to endorse the certificates that represented BVT Common Stock.

7.   SPECIAL ISSUANCE INSTRUCTIONS AND SPECIAL DELIVERY INSTRUCTIONS

     A Holder of a certificate(s) that represent BVT Common Stock should indicate in the applicable space provided the name and address to which (i) a certificate(s) for CEI Common Stock or CEI Preferred Stock and a check for any fractional interest and/or (ii) a check are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal and Form of Election. In the case of issuance to a different person, the Tax Identification or Social Security Number of the person named must also be indicated.

     If this Letter of Transmittal and Form of Election is signed by someone other than the registered Holder appearing on the surrendered stock certificate(s), or if the registered Holder signs this Letter of Transmittal and Form of Election but requests that CEI Common Stock or CEI Preferred Stock and/or a check be issued to someone other than the registered Holder, then (i) the surrendered certificate(s) that represented BVT Common Stock must be endorsed on the reverse thereof or accompanied by separate stock powers for each registration and must be signed by the registered Holder and (ii) the person submitting this Letter of Transmittal and Form of Election shall pay to the Exchange Agent any transfer or other taxes required as a result of the requested issuance or establish to the satisfaction of the Exchange Agent that such tax either has been paid or is not payable. The signature must be guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or a savings association participating in a medallion program approved by the Securities Transfer Association, Inc. In that case, the signature on this Letter of Transmittal and Form of Election must correspond exactly with the name of the person to whom the CEI Common Stock or CEI Preferred Stock and/or check are to be issued, as shown on the assignment from the registered Holder of certificate(s) that represented BVT Common Stock.

     A single certificate will be issued to represent all of the CEI Common Stock or CEI Preferred Stock to which a surrendering Holder is entitled.

8.   CORRECTION OF OR CHANGE OF NAME OR ADDRESS

     For correction of name or for a change in name that does not involve a change of ownership, proceed as described in this Instruction 8. For a change in name by marriage or comparable change, the surrendered stock certificate should be endorsed, e.g. "Mary Doe, now by marriage Mary Smith," with the signature guaranteed as described in Instruction 7 above. For a correction in name, the surrendered certificate should be endorsed, e.g. "James E. Jones, incorrectly inscribed J.B. Jones," with the signature guaranteed as described in Instruction 7 above. A correction of or change in address of the registered Holder should be indicated by crossing out the address shown on the label and writing in the new or correct address.

9.   DIVIDENDS ON CEI COMMON STOCK OR CEI PREFERRED STOCK

     Holders of BVT Common Stock who receive CEI Common Stock or CEI Preferred Stock shall be entitled to receive dividends payable to Holders of CEI Common Stock or CEI Preferred Stock as of any record date after the Effective Date of the Acquisition.

     It is important that certificates that represented BVT Common Stock be surrendered in accordance with Instruction 2. Until so surrendered, the Holders thereof will NOT receive payment of any dividends or other distributions on their CEI Common Stock or CEI Preferred Stock. Upon surrender, any such dividends to which the Holders may be entitled will be paid without interest. You will receive a Form 1099 for dividends declared on your CEI Common Stock or CEI Preferred Stock whether or not you surrender your certificates that represented your BVT Common Stock.

10.  SUBSTITUTE FORM W-9

     Under the Federal income tax laws, the Exchange Agent will be required to withhold 31% of the amount of any reportable payments made to certain Holders of certificates that represented BVT Common Stock. In order to avoid backup withholding, each tendering Holder must provide the Exchange Agent with such Holder's correct Taxpayer Identification Number (TIN) and certify that such Holder is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a Holder is an individual, the TIN is the Social Security Number of such individual. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, the Holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. The box in Part 3 of the Substitute Form W-9 may be checked if the person surrendering the certificates has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 has been checked, the person surrendering the certificate(s) must still complete Part 2 of the Substitute Form W-9. Notwithstanding that the box in Part 3 is checked, the Exchange Agent will withhold 31% of cash payments to be made with respect to surrendered certificate(s) until the time it is provided with a properly certified TIN. FOR FURTHER INFORMATION CONCERNING BACKUP WITHHOLDING AND INSTRUCTIONS FOR COMPLETING THE SUBSTITUTE FORM W-9 (INCLUDING HOW TO OBTAIN A TIN IF YOU DO NOT HAVE ONE AND HOW TO COMPLETE THE SUBSTITUTE FORM W-9 IF SHARES OF BVT COMMON STOCK ARE HELD IN MORE THAN ONE NAME), CONSULT THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 ENCLOSED AT THE END OF THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION.

     Failure to complete the Substitute Form W-9 will not, by itself, cause a Holder's shares of BVT Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of cash proceeds with respect to the sale of BVT Common Stock and dividends, interest and other reportable payments made with respect to the CEI Common Stock or CEI Preferred Stock received.

11.  MUTILATED, LOST, STOLEN, OR DESTROYED CERTIFICATES

     If your certificate(s) that represented BVT Common Stock has (have) been mutilated, lost, stolen, or destroyed, please check the box on the front page of this Letter of Transmittal and Form of Election. You will then be instructed as to the steps you must take in order to surrender your certificate(s) for exchange. For assistance call the Exchange Agent at ______________.

12.  REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES

     Questions relating to the election and exchange process, as well as requests for assistance or for additional copies of this Letter of Transmittal and Form of Election, may be directed to _______________ ____________________ at telephone number ______________.

13. FRACTIONAL INTERESTS IN CEI COMMON STOCK OR CEI PREFERRED STOCK; MAILING OF CEI STOCK AND CASH

     No fractional interests in CEI Common Stock or CEI Preferred Stock will be issued. Holders who would otherwise be entitled to receive fractional CEI Common Stock or CEI Preferred Stock will instead be entitled to receive from the Exchange Agent a cash payment determined by multiplying the fractional interest to which such Holder would otherwise be entitled by (i) the Market Value of a share of CEI Common Stock (as defined above) or (ii) $65.00, as appropriate.

     THE CEI COMMON STOCK, THE CEI PREFERRED STOCK (AND THE CHECK FOR ANY FRACTIONAL INTEREST) AND/OR THE CHECK FOR CASH PAYMENT WILL BE MAILED AS SOON AS POSSIBLE FOLLOWING THE COMPLETION OF THE ALLOCATION PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION. IT IS

CURRENTLY ANTICIPATED THAT, BECAUSE OF THE TIMING OF THE STOCKHOLDER ELECTION PROCEDURES, THE FINAL CALCULATION AND DISTRIBUTION OF SHARES AND CASH WILL OCCUR APPROXIMATELY _____ WORKING DAYS AFTER THE ELECTION DEADLINE. FUNDS ESTIMATED TO BE SUFFICIENT TO MAKE PAYMENT WITH RESPECT TO THE CASH MERGER CONSIDERATION WILL BE MADE AVAILABLE BY CEI ON OR BEFORE THE ANTICIPATED PAYMENT DATE. IF SPECIAL ISSUANCE INSTRUCTIONS ARE PROVIDED IN THIS LETTER OF TRANSMITTAL AND FORM OF ELECTION, OR IF THESE INSTRUCTIONS ARE NOT PROPERLY FOLLOWED, THE MAILING OF THE CEI COMMON STOCK, THE CEI PREFERRED STOCK (AND THE CHECK FOR ANY FRACTIONAL INTEREST) AND/OR THE CHECK FOR CASH PAYMENT MAY BE DELAYED.

     If there are surrendered for exchange two or more certificates that represented BVT Common Stock that are registered in the name of the same owner or owners, the determination of the fractional interest of such registered owner or owners shall be based on the aggregate number of shares of BVT Common Stock represented by the surrendered certificates that are registered in the name of such owner or owners.

14.  BVT CERTIFICATES NOT SURRENDERED

     If certificates that represented BVT Common Stock are not surrendered in exchange for certificates for CEI Common Stock, CEI Preferred Stock and/or cash before the date on which the CEI Common Stock, CEI Preferred Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed CEI Common Stock, CEI Preferred Stock and/or cash shall, to the extent permitted by applicable law, become the property of CEI, free and clear of all claims or interest of any person previously or otherwise entitled thereto.

15.  VALIDITY OF SURRENDER; IRREGULARITIES.

     All questions as to validity, form and eligibility of any surrender of this Letter of Transmittal and Form of Election, Share Certificates, or other documents required hereunder will be resolved by CEI acting as the Exchange Agent, and such resolution shall be final and binding. CEI reserves the right to waive any irregularities or defects in the surrender of any Letter of Transmittal and Form of Election or other required documents, and CEI's interpretation of the terms and conditions of the Merger Agreement and of this Letter of Transmittal and Form of Election (including these instructions) with respect to such irregularities or defects shall be final and binding. Receipt by CEI acting as the Exchange Agent will not be deemed to have been made until all irregularities have been cured or waived.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

     GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER - Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 000-000000. The table below will help determine the number to give the payer.


                                  Give the                                                               Give the EMPLOYER
                                  SOCIAL SECURITY                                                        IDENTIFICATION
For this type of account:         number of --                            For this type of account:      number of --
- ------------------------------------------------------------------------------------------------------------------------------------


1.  An individual's account       The individual                          9.  A valid trust estate,       Legal entity (Do not
                                                                              or pension fund             furnish the identifying
                                                                                                          number of the personal
                                                                                                          representative or trustee
                                                                                                          unless the legal entity
                                                                                                          itself is not designated
                                                                                                          in the account title)

2.  Two or more                   The actual owner of the account or,     10.  Corporate account          The corporation
    individuals (joint            if combined funds, any one of the
    account)                      individuals

3.  Husband and wife              The actual owner of the account or,     11.  Religious, charitable      The organization
    (joint account)               if joint funds, either person (1)            or educational
                                                                               organization account
4.  Custodian account of a        The minor(2)                            12.  Partnership account        The partnership
    minor (Uniform Gift to                                                     held in the name of
    Minors Act)                                                                the business

5.  Adult and minor (joint        The adult or, if the minor is the       13.  Association, club, or      The organization
    account)                      only contributor, the minor (1)              other tax-exempt
                                                                               organization
6.  Account in the name of        The ward, minor, or incompetent         14.  A broker or registered     The broker or nominee
    guardian or committee for     person                                       nominee
    a designated ward, minor,
    or incompetent person

7.  a.  The usual                 The grantor-trustee(1)                  15.  Account with the           The public entity
        revocable savings trust                                                Department of Agriculture
        account (grantor is also                                               in the name of a public
        trustee)                                                               entity (such as a State or
    b.  So-called trust           The actual owner(1)                          local government, school
        account that is not a                                                  district, or prison) that
        legal or valid trust                                                   receives agricultural
        under State law                                                        program payments




8.      Sole proprietorship       The Owner(4)
        account
- ----------------------------------------------------------------------------------------------------------------------------------

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)  Show the name of the owner.
(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-5, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. (Section references are to the Internal Revenue Code)

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

     .    A corporation.
     .    A financial institution.
     . An organization exempt from tax under section 501(a) or an individual retirement plan.
     .    The United States or any agency or instrumentality thereof.
     . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     . A foreign government, a political subdivision of a foreign government, or agency or instrumentality thereof.
     .    An international organization or any agency or instrumentality thereof.
     . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     .    A real estate investment trust.
     .    A common trust fund operated by a bank under section 584(a).
     . An exempt charitable remainder trust or a non-exempt trust described in section 4947(a)(1).
     .    An entity registered at all times under the Investment Company Act of
          1940.
     .    A foreign central bank of issue.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.

     Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable causes and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.